SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 3, 2003

FUELCELL ENERGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-14204	06-0853042

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3 Great Pasture Road, Danbury, Connecticut	06813

(Address of principal executive offices)	(Zip Code)

(203) 825-6000

(Registrant's telephone number, including area code)

ITEM 5. OTHER EVENTS.

A copy of the press release issued by FuelCell Energy, Inc., on June 3, 2003, is attached to this report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FUELCELL ENERGY, INC.

Dated: June 3, 2003	By: /s/ Joseph G. Mahler
Joseph G. Mahler
Chief Financial Officer

Contact:	Media:
Investors:	Baker Communications Group, LLC
Steven P. Eschbach, CFA	Bill Baker
(203) 825-6000	(860) 350-9100
seschbach@fce.com	wbaker@bakercg.com

FuelCell Energy Reports Second Quarter 2003 Results

Highlights Include Major Contract Award
and Shipment of DFC300A Power Plants

Danbury, Conn., June 3, 2003 -- FuelCell Energy, Inc. (NasdaqNM:FCEL), a leading manufacturer of Direct FuelCell® (DFC®) stationary power plants, today reported second quarter 2003 results for the period ended April 30, 2003 and key accomplishments on its 2003 initiatives.

Financial Results

FuelCell Energy reported an increase in revenues of 4 percent in the second quarter of 2003 to $8.9 million compared to $8.6 million in the same quarter of the previous year. Net loss for the second quarter of 2003 was $21.0 million, or $0.53 per basic and diluted share, compared with a net loss of $8.9 million, or $0.23 per basic and diluted share, during the same quarter of the previous year.

Cash, cash equivalents and investments (U.S. Treasuries) on hand as of April 30, 2003 totaled $180 million. Cash used during the quarter was $20 million, including $1.2 million for capital expenditures. Depreciation expense for the three-month period ended April 30, 2003 was $1.3 million.

Revenues increased 23 percent to $19.2 million for the six months ended April 30, 2003 from $15.6 million for the same period in 2002. Net loss for the six months ended April 30, 2003 was $37 million, or $0.94 per basic and diluted share, compared with a net loss of $14.9 million, or $0.38 per basic and diluted share, in the previous year.

Revenues in both the current quarter and the year to date periods were attributable to increased production and shipment of DFC power plants and fuel cell components, partially offset by lower revenue on certain government contracts. Included in other income for the quarter was $1.4 million in state research and development incentives.

The net loss for the current quarter and the year to date period reflects the Company's investment in the standardization of DFC power plants, manufacture and delivery of its products, reduced funding on certain government contracts and increases in operating costs including employee expenses, severance costs, depreciation related to plant expansion, information systems and infrastructure.

- MORE -

FuelCell Energy Reports Second Quarter 2003 Results
June 3, 2003

Key Developments

"We continue to make significant progress on our 2003 initiatives, including the delivery of reliable, efficient and ultra-clean DFC300A power plants to customer sites, the announcement of new customers and the start-up of our first megawatt-class DFC power plants," said Jerry D. Leitman, Chairman and CEO of FuelCell Energy, Inc. "Our DFC power plants have now generated over 10 million kilowatt hours at customer sites, 40 percent greater than three months ago."

"We now have units operating at customer sites around the world in key target markets including universities, hospitals, hotels, office buildings, telecommunications centers, manufacturing facilities, wastewater treatment plants and an installation for the U.S. Coast Guard," added Leitman.

Seven Shipments Delivered to U.S. and European Partners During the Second Quarter

During the second fiscal quarter, FuelCell Energy delivered three DFC300A power plants to customer sites, which included Nippon Metal for its Asian partner, Marubeni, and the U.S. Coast Guard and Sheraton Edison Raritan Center for its U.S. partner, PPL Energy Plus. In addition, the Company delivered four sub-megawatt fuel cell stacks to its European partner, MTU CFC Solutions Gmbh.

Twelve More Shipments Expected Through the Summer

Since the close of the quarter, additional sub-megawatt DFC power plants were shipped to the Harrison Coal Mine in Cadiz, Ohio (coal mine methane), two units to Zoot Enterprises in Montana (data processing center) for PPL and the Terminal Island municipal wastewater treatment facility for the Los Angeles Department of Water and Power (LADWP).

FuelCell Energy expects to ship eight more DFC power plants through the summer, including its first one-megawatt plant for the South Treatment Municipal Wastewater Treatment Plant in King County, Washington, and its first two-megawatt plant for the Wabash River Energy coal gasification site in Indiana. In addition, the Company expects to ship the following DFC300A power plants: Sheraton Parsippany Hotel and Ocean County College for PPL; two units for Marubeni, including the City of Fukuoka wastewater facility; a third unit for LADWP; and one for the Peabody Museum at Yale University.

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FuelCell Energy Reports Second Quarter 2003 Results
June 3, 2003

Four New Customers Announced

FuelCell Energy announced four new customers for DFC300A power plants since the end of its first fiscal quarter on January 31, 2003:

  American Municipal Power - Ohio, a grid-support application for a municipal utility, designed to feed power from a substation into a local electric distribution system. This is the Company's first DFC power plant sale through its North American distribution partner, Caterpillar, and is expected to ship in the fall.
  Terminal Island, a municipal wastewater treatment plant in Los Angeles for its customer, LADWP, was delivered last month.
  Yale University, a combined heat and power unit for its Environmental Sciences building near the Peabody Museum in New Haven, Conn., is expected to ship this summer.
  Grand Valley State University, a combined heat and power unit for its Energy Institute building in Muskegon, Mich., is expected to ship in the fall.

FuelCell Energy Selected by DOE for $139 Million Contract Award

In May, the U.S. Department of Energy (DOE) selected FuelCell Energy as a prime contractor in its Solid State Energy Conversion Alliance (SECA) program, subject to final negotiation expected this summer. The goal of the SECA program is to accelerate the commercialization of low-cost, high temperature solid oxide fuel cells (SOFC) over the next decade. The DOE selected FuelCell Energy because of the advanced state of its high temperature DFC carbonate technology, including systems development, manufacturing experience, and progress on commercialization efforts. FuelCell Energy's twenty years of carbonate DFC development and the many unique solutions resulting from this are directly applicable to SECA's SOFC technology goals. In addition, the Company was selected because of the expertise of its team, some of the most experienced researchers with more than 80 years of SOFC development among them. Engineering and technological developments in this SECA program can also be used to further advance the Company's DFC technology. The first phase, a three-year $24 million program cost-shared by the DOE and the FuelCell Energy team, will focus on the development of small, stationary modules for scalable applications up to 100 kilowatts.

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FuelCell Energy Reports Second Quarter 2003 Results
June 3, 2003

Commercial Product Certifications Will Streamline Deployment of DFC Power Plants

FuelCell Energy received three commercial product certifications that will make it easier for customers to qualify for funding incentives and install DFC power plants for onsite power generation. Certifications include:

  American National Standards Institute (ANSI) Z21.83 Products Safety Standard - a national product safety certification for fuel cell power plants up to 1 megawatt in size.
  "Rule 21" Grid Interconnection - a California certification that specifies standard interconnection, operating and metering requirements for distributed power generators such as fuel cells to ensure safe connection to the electrical grid.
  California Air Resources Board (CARB) 2007 - a California distributed generation emissions standard that categorizes the Company's sub-megawatt DFC power plants as 'ultra-clean' technology, exempting it from air pollution control permitting requirements and allowing preferential rate treatment by the California Public Utilities Commission.

By achieving national product safety certification in the U.S. and meeting the interconnection and emissions standards of California, the Company expects that its DFC power plants will be easier to sell, site and install.

Sub-Megawatt DFC Power Plants

FuelCell Energy has essentially completed the DFC300A near-term product strategy that included standardizing its product, expanding its manufacturing facility to 50 megawatts of annual capacity, and developing its distribution partners and service capability. The Company qualified multiple vendors for balance of plant and fuel cell components, completed first article testing of mission critical sub-systems and identified and implemented initial product cost reductions. Specific product "cost-out" teams have been created to focus on value engineering for further product cost reductions on all components.

Megawatt DFC Power Plants

FuelCell Energy's one-megawatt DFC1500 power plant is currently operating at its Torrington facility and will be shipped to King County's South Treatment Municipal Wastewater Plant upon completion of final site preparation. The first of two megawatt modules for the Company's DFC3000 is currently undergoing testing with the second to follow upon completion. The balance of plant is undergoing factory acceptance testing of mission critical sub-systems at vendor sites prior to shipment to the Wabash River Energy customer site later this summer.

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FuelCell Energy Reports Second Quarter 2003 Results
June 3, 2003

DFC Products Ready for Markets Today

Macro-economic, geopolitical and industry-specific events have continued to keep capital spending at reduced levels and have impacted the Company's order flow. However, the drivers for clean, efficient and reliable onsite power generation remain intact.

In the U.S., multiple states such as Connecticut, Massachusetts, New York, New Jersey, Pennsylvania, Texas, Ohio, California and Michigan are furthering legislative efforts to encourage clean, efficient and reliable distributed generation applications. The federal government continues to show increased interest in the hydrogen economy and hydrogen fuel cells, with the focus on homeland security, energy independence and improving air quality. Similar positive government action is being seen in the Company's European and Japanese target markets to encourage greater fuel efficiency in combined heat and power applications and to reduce carbon dioxide emissions.

FuelCell Energy's DFC products are commercially ready today, operating in multiple locations on a variety of fuels and creating the hydrogen needed internally within the fuel cell module to generate clean, reliable and efficient power to its commercial and industrial customers through its global distribution partners. The Company is well positioned and has the financial strength to take advantage of positive developments in the distributed energy marketplace as it gains additional momentum.

Conference Call Information

A conference call is scheduled for 10:00 A.M. EDT on June 3, 2003, to review results and discuss the company outlook. Listeners can gain access to the call live over the Internet by clicking on the web cast link on the Company's homepage at www.fce.com. A playback version will be available for seven days after the call by calling 800-642-1687, confirmation number 883232.

About Direct FuelCells

Direct FuelCells efficiently generate clean electricity at distributed locations near the customer, including hospitals, schools, universities, hotels and other commercial and industrial facilities, as well as in grid support applications for utility customers. In essence, Direct FuelCells are like large, continuously operating batteries that generate electricity as long as fuel, such as natural gas, is supplied. Since the fuel is not burned, there is no pollution commonly associated with the combustion of fossil fuels. Because hydrogen is generated directly within the fuel cell module from readily available fuels such as natural gas and wastewater treatment gas, DFC power plants are ready today and do not require the creation of a hydrogen infrastructure. This high-efficiency technology generates more electric power from less fuel and with less carbon dioxide emissions than traditional methods using combustion. Operating on biomass fuels, such as wastewater treatment digester gas, Direct FuelCells are a renewable technology.

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FuelCell Energy Reports Second Quarter 2003 Results
June 3, 2003

About FuelCell Energy, Inc.

FuelCell Energy, Inc., based in Danbury, Connecticut, is a world leader in the development and manufacture of highly efficient hydrogen fuel cells for clean electric power generation, currently offering DFC power plant products ranging in size from 250 kilowatts to 2 megawatts for applications up to 50 megawatts.

The Company has developed commercial distribution alliances for its carbonate Direct FuelCell technology with MTU CFC Solutions Gmbh, a company of DaimlerChrysler AG, in Europe; Marubeni Corporation in Asia; and Caterpillar, PPL Energy Plus, Chevron Energy Solutions and Alliance Power in the U.S. FuelCell Energy is developing Direct FuelCell technology for stationary power plants with the U.S. Department of Energy through their Office of Fossil Energy's National Energy Technology Laboratory. More information is available at www.fuelcellenergy.com.

This press release contains forward-looking statements, including statements regarding the Company's plans and expectations regarding the development and commercialization of its fuel cell technology. All forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those projected. Factors that could cause such a difference include, without limitation, the risk that commercial field trials of the Company's products will not occur when anticipated, general risks associated with product development, manufacturing, changes in the utility regulatory environment, potential volatility of energy prices, rapid technological change, and competition, as well as other risks set forth in the Company's filings with the Securities and Exchange Commission. The forward-looking statements contained herein speak only as of the date of this press release. The Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any such statement to reflect any change in the Company's expectations or any change in events, conditions or circumstances on which any such statement is based.

(see attached tables)

FuelCell Energy Reports Second Quarter 2003 Results
June 3, 2003

FUELCELL ENERGY, INC.
Consolidated Statements of Loss
(Dollars in thousands, except per share amounts)
(unaudited)
	Three Months Ended
	April 30, 2003	April 30, 2002

Revenues:
Research and development contracts	$4,138	6,845
Product sales and revenues	4,762	1,720

Total revenues	8,900	8,565

Costs and expenses:
Cost of research and development contracts	11,632	8,350
Cost of product sales and revenues	15,001	5,995
Administrative and selling expenses	3,212	2,869
Research and development expenses	1,954	1,433

Total costs and expenses	31,799	18,647

Loss from operations	(22,899)	(10,082)

License fee income, net	67	67
Interest expense	(36)	(48)
Interest and other income, net	1,880	1,186

Loss before provision for income taxes	(20,988)	(8,877)

Provision for income taxes	--	--

Net loss	$(20,988)	(8,877)

Basic and diluted loss per share	$(0.53)	(0.23)

Basic and diluted shares outstanding	39,325,987	39,111,022

FuelCell Energy Reports Second Quarter 2003 Results
June 3, 2003

FUELCELL ENERGY, INC.
Consolidated Statements of Loss
(Dollars in thousands, except per share amounts)
(unaudited)
	Six months Ended
	April 30, 2003	April 30, 2002

Revenues:
Research and development contracts	$9,597	13,116
Product sales and revenues	9,596	2,450

Total revenues	19,193	15,566

Costs and expenses:
Cost of research and development contracts	18,742	15,104
Cost of product sales and revenues	29,949	9,934
Administrative and selling expenses	6,342	5,466
Research and development expenses	4,035	2,737

Total costs and expenses	59,068	33,241

Loss from operations	(39,875)	(17,675)

License fee income, net	135	135
Interest expense	(73)	(81)
Interest and other income, net	2,799	2,717

Loss before provision for income taxes	(37,014)	(14,904)

Provision for income taxes	--	--

Net loss	$(37,014)	(14,904)

Basic and diluted loss per share	$(0.94)	(0.38)

Basic and diluted shares outstanding	39,316,437	39,068,669

FuelCell Energy Reports Second Quarter 2003 Results
June 3, 2003

FUELCELL ENERGY, INC.
Consolidated Condensed Balance Sheets
(Dollars in thousands, except per share amounts)

	(unaudited) January 31, 2003	October 31, 2002

ASSETS

Current assets:
Cash and cash equivalents	$67,806	102,495
Investments (U.S. treasury securities)	93,218	103,501
Accounts receivable, net	9,748	10,438
Inventories	12,421	13,981
Other current assets	5,275	4,324

Total current assets	188,468	234,739

Property, plant and equipment, net	39,369	38,710
Investments (U.S. treasury securities)	19,453	14,587
Other assets, net	1,658	1,767

Total assets	$248,948	289,803

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
Current portion of long-term debt	$300	285
Accounts payable	4,637	4,712
Accrued liabilities	4,604	7,904
Deferred license fee income	188	38
Customer advances	2,791	3,466

Total current liabilities	12,520	16,405

Long-term debt	1,539	1,696

Total liabilities	14,059	18,101

Shareholders' equity:
Common stock	4	4
Additional paid-in-capital	339,963	339,762
Accumulated deficit	(105,078)	(68,064)

Total shareholders' equity	234,889	271,702

Total liabilities and shareholders' equity	$248,948	289,803